Exhibit 99.1
FOR IMMEDIATE RELEASE

Date:	April 25, 2018 (Revised April 27, 2018)

Contact:	Anne-Marie Wright, Vice President, Corporate Communications

Phone:	(801) 208-4167 e-mail: awright@merit.com Fax: (801) 253-1688

MERIT MEDICAL REPORTS RECORD REVENUES
FOR FIRST QUARTER OF 2018

•	Q1 2018 worldwide revenue of $203.0 million ($197.9 million on a comparable, constant currency* basis), up 18.7% as reported (up 15.7% on a comparable, constant currency* basis) over Q1 2017

•	Q1 2018 core revenue* up 10.1% over Q1 2017 core revenue* (core revenue* up 7.1% on a comparable, constant currency* basis)

•	Q1 2018 GAAP EPS was $0.10, compared to $0.32 in Q1 2017; Q1 2018 non-GAAP EPS* was $0.31, compared to $0.28 in Q1 2017

•	Q1 2018 GAAP gross margin was 43.4%, compared to 44.4% in Q1 2017; Q1 2018 non-GAAP gross margin* was 47.5%, compared to 48.3% for Q1 2017
* Constant currency revenue, core revenue, core revenue on a constant currency basis, non-GAAP EPS, non-GAAP gross margin and non-GAAP net income (referenced on the following page) are non-GAAP financial measures. A reconciliation of these and other non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, UTAH - Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced revenue of $203.0 million for the quarter ended March 31, 2018, an increase of 18.7% over revenue of $171.1 million for the quarter ended March 31, 2017. On a comparable, constant currency basis, revenue for the first quarter of 2018 would have been up 15.7% over revenue for the comparable quarter of 2017.

Merit’s GAAP net income for the first quarter of 2018 was $5.3 million, or $0.10 per share, compared to $14.8 million, or $0.32 per share, for the first quarter of 2017. GAAP net income for the first quarter of 2017 included a preliminary bargain purchase gain of approximately $12.2 million, or $0.27 per share pre-tax, which Merit recognized as a result of its acquisition of the critical care division of Argon Medical Devices, Inc. Furthermore, Merit's average diluted common shares outstanding increased by approximately six million shares (or 13%) from the first quarter of 2017 to the first quarter of 2018, largely due to Merit's equity offering completed during March 2017. Merit’s non-GAAP net income* for the quarter ended March 31, 2018 was $15.9 million, or $0.31 per share, compared to $12.7 million, or $0.28 per share, for the quarter ended March 31, 2017.

Merit’s revenue by category for the quarter ended March 31, 2018, compared to the corresponding quarter in 2017, was as follows:

		Three Months Ended
		March 31,
	% Change	2018	2017
Cardiovascular
Stand-alone devices	30.8%	$83,246	$63,653
Custom kits and procedure trays	15.2%	33,272	28,874
Inflation devices	21.1%	22,419	18,507
Catheters	12.2%	33,865	30,176
Embolization devices	0.5%	12,587	12,527
CRM/EP	(5.0)%	10,466	11,017
Total	18.9%	195,855	164,754

Endoscopy
Endoscopy devices	13.7%	7,180	6,315

Grand Total	18.7%	$203,035	$171,069

Note: Certain revenue categories for 2017 have been adjusted from prior disclosures to reflect changes in product classifications to be consistent with updates in Merit's management of its product portfolios during 2018.

"The first quarter of 2018 was an extraordinarily active quarter in all aspects of our business,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “We closed the BD transaction and initiated order to cash activities in the U.S., Latin America and Canada. The production transition is on schedule. Merit teams of transition specialists activated customer uploads, inventory and logistical transfer and are planning for future production transfers.”

“Cleanrooms in our Tijuana facility are nearing completion, and equipment acquisition and training activities have commenced,” Lampropoulos said.

“In addition to all the activities involving the BD transaction, sales were robust in the first quarter,” Lampropoulos said. “The products we acquired from Laurane Medical last year have been transferred for production to our Galway, Ireland facility and are scheduled to launch in the second quarter,” Lampropoulos continued. “Because of restrained capacity, new sales activities had been controlled to meet existing demand. New capacity is now on line, and stock is being prepared for full release.”

“During the first quarter, Merit received 510(k) clearances for the Prelude IDeal™ Hydrophilic Sheath Introducer and PreludeSYNC™ Distal Access Device ("Snuff Box") as well as the Merit Pursue™ Microcatheter,” Lampropoulos said. “Recently we entered into a long-term agreement with NinePoint Medical to become the exclusive worldwide distributor for the NvisionVLE® Imaging System with Real-time Targeting™ using Optical Coherence Tomography (OCT). We believe this product line will enhance the product offerings of our Endotek Division and will be another step to adding therapy and disease-state products to our accessories. The products have 510(k) clearance in the U.S. and NinePoint Medical is preparing an application for CE mark approval. Although sales have previously been limited to the United States due to resource limitations, Merit plans to launch these globally on a measured basis, which we anticipate will strengthen our global Endotek expansion.”

“We are off to a good start with a full pipeline of new products and opportunities as well as continued focus on the goals and objectives we have committed to our shareholders,” Lampropoulos said.

CONFERENCE CALL
Merit will hold its investor conference call (conference ID 8799557) today, Wednesday, April 25, 2018, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$34,171	$32,336
Trade receivables, net	117,396	105,536
Other receivables	8,727	9,429
Inventories	166,716	155,288
Prepaid expenses and other assets	10,360	9,096
Prepaid income taxes	3,323	3,225
Income tax refunds receivable	1,327	1,211
Total Current Assets	342,020	316,121

Property and equipment, net	303,725	292,820
Intangibles, net	307,877	227,324
Goodwill	244,125	238,147
Deferred income tax assets	2,441	2,359
Other assets	37,271	35,040
Total Assets	$1,237,459	$1,111,811

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$43,739	$34,931
Accrued expenses	55,781	58,932
Current portion of long-term debt	20,733	19,459
Income taxes payable	2,397	2,298
Total Current Liabilities	122,650	115,620

Long-term debt	365,797	259,013
Deferred income tax liabilities	23,330	23,289
Long-term income taxes payable	4,846	4,846
Liabilities related to unrecognized tax benefits	2,746	2,746
Deferred compensation payable	11,185	11,181
Deferred credits	2,367	2,403
Other long-term obligations	16,027	16,379
Total Liabilities	548,948	435,477

Stockholders' Equity
Common stock	356,228	353,392
Retained earnings	326,677	321,408
Accumulated other comprehensive income	5,606	1,534
Total stockholders' equity	688,511	676,334
Total Liabilities and Stockholders' Equity	$1,237,459	$1,111,811

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except per share amounts)
	Three Months Ended
	March 31,
	2018	2017

SALES	$203,035	$171,069

COST OF SALES	114,979	95,127

GROSS PROFIT	88,056	75,942

OPERATING EXPENSES
Selling, general and administrative	64,913	57,771
Research and development	14,322	12,525
Contingent consideration expense	40	37
Total	79,275	70,333

INCOME FROM OPERATIONS	8,781	5,609

OTHER INCOME (EXPENSE)
Interest income	146	83
Interest expense	(2,398)	(2,706)
Gain on bargain purchase	—	12,243
Other income (expense) - net	(170)	264
Total other income (expense) - net	(2,422)	9,884

INCOME BEFORE INCOME TAXES	6,359	15,493

INCOME TAX EXPENSE	1,090	690

NET INCOME	$5,269	$14,803

EARNINGS PER COMMON SHARE:
Basic	$0.10	$0.33

Diluted	$0.10	$0.32

AVERAGE COMMON SHARES:
Basic	50,277	44,830

Diluted	51,910	45,820

Non-GAAP Financial Measures
Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referred to in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

•	constant currency revenue;

•	core revenue;

•	core revenue on a constant currency basis;

•	non-GAAP gross margin;

•	non-GAAP net income; and

•	non-GAAP earnings per share.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit's net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin and non-GAAP net income (in each case, as further illustrated in the reconciliation table below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as new acquisitions, non-cash expenses related to amortization of previously acquired tangible and intangible assets, unusual compensation expenses or expenses resulting from litigation, governmental proceedings or changes in tax regulations. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges investors and potential investors to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue
Merit’s revenue on a constant currency basis is prepared by translating the current-period reported revenue of subsidiaries whose functional currency is other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. The constant currency revenue adjustment of $(5.2) million for the three months ended March 31, 2018 was calculated using the applicable average foreign exchange rates for the three months ended March 31, 2017.

Core Revenue and Core Revenue on a Constant Currency Basis
Merit’s core revenue is defined as reported revenue excluding revenues from the acquisitions of the assets of Catheter Connections, Inc. in January 2017 (excluded January 2018 only), the critical care division of Argon Medical Devices, Inc. in January 2017 (excluded January 2018 only), Osseon LLC in July 2017, Laurane Medical S.A.S. in August 2017, ITL Healthcare Pty. Ltd. in October 2017 and certain divested assets of Becton, Dickinson and Company in February 2018. Core revenue on a constant currency basis is defined as core revenue (as described in the preceding sentence) plus the foreign exchange impact related to those core sales, using the applicable foreign exchange rates in effect for the comparable prior-year periods presented.

Non-GAAP Gross Margin
Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions.

Non-GAAP Net Income
Non-GAAP net income is calculated by adjusting GAAP net income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization of previously acquired tangible and intangible assets, unusual compensation expenses or expenses resulting from litigation, governmental proceedings or changes in tax regulations, as well as other items set forth in the table below.

Non-GAAP EPS
Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Other Non-GAAP Financial Measure Reconciliation
The following table sets forth supplemental financial data and corresponding reconciliations of non-GAAP net income and non-GAAP earnings per share to Merit’s net income and earnings per share prepared in accordance with GAAP for the three months ended March 31, 2018 and 2017. The non-GAAP income adjustments referenced in the following table do not reflect stock-based compensation expense of approximately $1.3 million and $0.6 million for the three-month periods ended March 31, 2018 and 2017, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(Unaudited, in thousands except per share amounts)
	Three Months Ended
	March 31, 2018
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$6,359	$(1,090)	$5,269	$0.10

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	6,463	(1,606)	4,857	0.10
Inventory mark-up related to acquisitions	1,873	(481)	1,392	0.03
Operating Expenses
Acquisition-related (b)	1,970	(506)	1,464	0.03
Fair value adjustment to contingent consideration (c)	40	(10)	30	—
Long-term asset impairment charge (d)	56	(14)	42	—
Amortization of intangibles	2,000	(532)	1,468	0.03
Special legal expense (e)	1,691	(435)	1,256	0.02
Other (Income) Expense
Amortization of long-term debt issuance costs	201	(52)	149	—

Non-GAAP net income	$20,653	$(4,726)	$15,927	$0.31

Diluted shares				51,910

	Three Months Ended
	March 31, 2017
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	15,493	(690)	14,803	0.32

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	4,826	(1,805)	3,021	0.07
Inventory mark-up related to acquisitions	1,893	(736)	1,157	0.03
Operating Expenses
Severance	1,216	(473)	743	0.02
Acquisition-related (b)	1,552	(282)	1,270	0.03
Fair value adjustment to contingent consideration (c)	37	(15)	22	—
Long-term asset impairment charge (d)	18	(7)	11	—
Amortization of intangibles	1,343	(518)	825	0.02
Special legal expense (e)	4,840	(1,883)	2,957	0.06
Other (Income) Expense
Gain on bargain purchase (f)	(12,243)	—	(12,243)	(0.27)
Amortization of long-term debt issuance costs	172	(67)	105	—

Non-GAAP net income	19,147	(6,476)	12,671	0.28

Diluted shares				45,820

(a) Reflects the tax effect associated with pre-tax income and the non-GAAP adjustments.
(b) Represents transaction costs related to acquisitions.
(c) Represents changes in the fair value of contingent consideration liabilities and contingent receivables as a result of acquisitions.
(d) Represents abandoned patents.
(e) Costs incurred in responding to an inquiry from the U.S. Department of Justice.
(f) Represents the gain on bargain purchase realized from the acquisition of the critical care division of Argon Medical Devices, Inc.

Reconciliation of Reported Revenue to Core Revenue (Non-GAAP), Constant Currency Revenue (Non-GAAP),
and Core Revenue on a Constant Currency Basis (Non-GAAP)
(Unaudited, in thousands)
		Three Months Ended
		March 31,
	% Change	2018	2017
Reported Revenue	18.7%	$203,035	$171,069

Add: Impact of foreign exchange (a)		(5,154)	—

Constant Currency Revenue	15.7%	$197,881	$171,069

		Three Months Ended
		March 31,
	% Change	2018	2017
Reported Revenue	18.7%	$203,035	$171,069

Less: Revenue from certain acquisitions (b)		(14,635)	—

Core Revenue	10.1%	$188,400	$171,069

Add: Impact of foreign exchange on core revenue (a)		(5,154)	—

Core Revenue on a Constant Currency Basis	7.1%	$183,246	$171,069

(a) The constant currency revenue adjustment of $(5.2) million to reported revenue and to core revenue, for the three months ended March 31, 2018, was calculated using the applicable average foreign exchange rates for the three months ended March 31, 2017.

(b) Represents revenue from the acquisitions of the assets of Catheter Connections, Inc. in January 2017 (excluded January 2018 only); the critical care division of Argon Medical Devices, Inc. in January 2017 (excluded January 2018 only); Osseon LLC in July 2017; Laurane Medical S.A.S. in August 2017; ITL Healthcare Pty. Ltd. in October 2017, and certain divested assets of Becton, Dickinson and Company in February 2018.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)
(Unaudited, as a percentage of reported revenue)

	Three months ended
	March 31,
	2018	2017
Reported Gross Margin	43.4%	44.4%

Add back impact of:
Amortization of intangibles	3.2%	2.8%
Inventory mark-up related to acquisitions	0.9%	1.1%

Non-GAAP Gross Margin	47.5%	48.3%

ABOUT MERIT
Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force totaling approximately 290 individuals. Merit employs approximately 5,000 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; San Jose, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Melbourne, Australia; Tokyo, Japan; and Singapore.

FORWARD-LOOKING STATEMENTS
Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit's forecasted plans, revenues, net income, financial results or anticipated or completed acquisitions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit's Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include risks relating to Merit's potential inability to successfully manage growth through acquisitions, including the inability to commercialize technology acquired through completed, proposed or future transactions; expenditures relating to research, development, testing and regulatory approval or clearance of Merit's products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; restrictions on Merit's liquidity or business operations resulting from its debt agreements; infringement of Merit's technology or the assertion that Merit's technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products we sell; the potential of fines, penalties or other adverse consequences if Merit's employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of our products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; negative changes in economic and industry conditions in the United States or other countries; termination or interruption of relationships with Merit's suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; concentration of a substantial portion of Merit's revenues among a few products and procedures; development of new products and technology that could render Merit's existing products obsolete; market acceptance of new products; volatility in the market price of Merit's common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and

other factors referred to in Merit's Annual Report on Form 10-K for the year ended December 31, 2017 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

TRADEMARKS
Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., in the United States and other jurisdictions.

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